UNITED STATES SECURITIES AND EXCHANGE COMMISSION Washington, D.C. 20549 FORM 8-K CURRENT REPORT Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 7, 2007

MEREDITH CORPORATION
(Exact name of registrant as specified in its charter)

IOWA	1-5128	42-0410230
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

1716 Locust Street, Des Moines, Iowa		50309-3023
(Address of principal executive offices)		(Zip Code)

(515) 284-3000
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Meredith shareholders, at the Company's annual meeting on November 7, 2007, re-elected four directors to terms expiring in 2010.  They are:  Mary Sue Coleman, president of the University of Michigan; D. Mell Meredith Frazier, chair of the Meredith Corporation Foundation; Joel W. Johnson, vice chair of the Hormel Foundation; and Stephen M. Lacy, president and chief executive of Meredith Corporation. Alfred H. Drewes, senior vice president and chief financial officer of the Pepsi Bottling Group Inc., was elected to a term expiring in 2008. Meredith directors Robert E. Lee, president of Glacier Properties, and Charles D. Peebler, Jr., managing director of Plum Capital LLC., both retired effective today. The Company's news release concerning same is attached as an exhibit.

Item 8.01	Other Events

On November 7, 2007, the Meredith Corporation Board of Directors declared a dividend of $0.185 per share, payable on December 14, 2007 to shareholders of record on November 30, 2007.  The Company's news release concerning same is attached as an exhibit.

Item 9.01	Financial Statements and Exhibits
(c)	Exhibits
	99	News release issued by Meredith Corporation dated November 7, 2007, concerning the election of directors and dividend declared on November 7, 2007.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

MEREDITH CORPORATION Registrant

/s/ Suku V. Radia

Suku V. Radia Vice President - Chief Financial Officer (Principal Financial and Accounting Officer)

Date:	November 13, 2007

Index to Exhibits
Exhibit Number	Item

99	News release issued by Meredith Corporation dated November 7, 2007, concerning the election of directors and dividend declared on November 7, 2007.